Exhibit 23.4

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent petroleum engineers, we hereby consent to the incorporation by reference or inclusion in this Registration Statement on Form S-1 (including any amendments or supplements thereto, related appendices, and financial statements) (this “Registration Statement”) of Crescent Energy Company (the “Company”) of our firm’s audit letter dated January 14, 2022 and reserves report dated January 17, 2022, respectively, each prepared for the Company as of December 31, 2021.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ Danny D. Simmons
Danny D. Simmons, P.E.
Executive Chairman

Houston, Texas

August 19, 2022